FORREST A. GARB & ASSOCIATES, INC.
                              PETROLEUM CONSULTANTS
                   5310 HARVEST HILL ROAD, SUITE 160 - LB 152
                            DALLAS, TEXAS 75230-5805
                         (214)788-1110 TELEFAX 991-3160


                                February 27, 1996

                                CONSENT OF EXPERT


Ms. Debra Valice
Seitel, Inc.
50 Briar Hollow Lane, 7th Floor West
Houston, Texas 77027

Dear Ms. Valice:

         Forrest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc. our reserve report dated January 1, 1995 and to all references to our firm included therein.


                                              Forrest A. Garb & Associates, Inc.

                                              By:    /s/ Ronald D. Wade
                                                     ---------------------------
                                              Name:  Ronald D. Wade
                                                     ---------------------------
                                              Title: Executive Vice President
                                                     ---------------------------

                                              Dallas, Texas

                                              February 27, 1996